                                                                    EXHIBIT 99.1


[PSYCHIATRIC SOLUTIONS, INC. LOGO]

CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700

              PSYCHIATRIC SOLUTIONS CONSUMMATES ACQUISITION OF FIVE
                 PSYCHIATRIC FACILITIES FROM THE BROWN SCHOOLS

                                ---------------

    RECEIVES FIRST HALF OF PREVIOUSLY ANNOUNCED CONVERTIBLE PREFERRED STOCK PLACEMENT AND EXPANDS SENIOR CREDIT FACILITY WITH CAPITALSOURCE FINANCE LLC

FRANKLIN, TENN. (APRIL 1, 2003) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced that it has consummated the previously announced acquisition of five freestanding psychiatric facilities from The Brown Schools and that it expects to complete the acquisition of the sixth facility later this month. The Brown Schools' financial advisor in this transaction was Avondale Partners, LLC. The $63 million cash acquisition of the six facilities, which produced combined revenues of $76 million for 2002, brings a total of 792 inpatient beds to PSI, more than doubling its existing number of beds in operation.

         PSI also today announced that, as scheduled, it has received the first half of the net proceeds from the $25 million private placement of convertible preferred stock that was announced earlier this year. The Company expects to receive the second half of the net proceeds on July 1, 2003. In addition, PSI has expanded its credit facility with its senior lender, CapitalSource Finance LLC, through both an increase in its revolving credit facility to $28 million from $17.5 million and through a new $36 million term loan. PSI's aggregate senior credit facility with CapitalSource now exceeds $80 million.

         Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, commented, "We believe the transaction with The Brown Schools is further evidence of the continuing opportunity we have to increase our market share in the highly fragmented inpatient behavioral health services industry. To accomplish this goal, we have worked closely with CapitalSource for our senior debt needs, and we have successfully raised equity through a private placement with sophisticated professional investors, Oak Investment Partners, Salix Ventures and Brown Brothers Harriman. As a result, we remain well-positioned to pursue additional acquisition opportunities, while continuing the organic growth of our existing businesses."

         Dean Graham, Managing Director of Healthcare Finance at CapitalSource further commented, "We are extremely pleased to have been able to assist PSI as its lending partner to finalize this acquisition and to increase our commitment with PSI to more than $80 million. We're


                                     -MORE-

PSYS Completes Acquisition
Page 2
April 1, 2003


confident PSI's strong management and enhanced liquidity will continue to drive its business objectives."

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause PSI's actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that might cause such differences include, but are not limited to:
(1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms;
(2) the ability of PSI to improve the operations of acquired facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (4) the limited operating history of PSI; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and
(7) potential difficulties in integrating the operations of PSI with The Brown Schools and other acquired facilities. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in its Annual Report on Form 10-K for the year ended December 31, 2002 under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its ownership and operation of freestanding psychiatric inpatient facilities and its management of psychiatric units within general acute care hospitals. PSI currently owns and operates 10 freestanding inpatient facilities and manages 49 psychiatric units.

ABOUT CAPITALSOURCE FINANCE LLC:

         Headquartered in Chevy Chase, MD, CapitalSource is a national commercial finance company offering a range of financing solutions to middle-market and small business clients. CapitalSource provides asset-based, senior and mezzanine financing to small and mid-sized borrowers through three focused lending units: Corporate Finance, Healthcare Finance, and Structured Finance. CapitalSource has $2 Billion in commitments issued and more than 200 employees. For more information visit www.capitalsource.com or call toll free 866-876-8723.


                                      -END-